Exhibit 10.3

MASTER REAFFIRMATION AND

AMENDMENT NO. 2 TO CREDIT AGREEMENT

THIS MASTER REAFFIRMATION AND AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Agreement”) is made this 19th day of November, 2009, by and among HIGHER ONE, INC., a Delaware corporation (“Borrower”), HIGHER ONE HOLDINGS, INC., a Delaware corporation (“Holdings”), HIGHER ONE MACHINES, INC., a Delaware corporation (“Machines”), INFORMED DECISIONS CORPORATION, a California corporation and a wholly-owned subsidiary of Borrower (d/b/a CASHNet) (“CASHNet”, and together with Holdings and Machines, the “Guarantors”, and the Guarantors collectively with the Borrower, the “Obligors”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association (“Webster”, and together with Bank of America, collectively, the “Lenders”, and each individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (“Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Bank of America, Webster and Agent are parties to that certain Credit Agreement dated as of August 26, 2008 (as amended from time to time, the “Credit Agreement”) pursuant to which, among other things, Bank of America and Webster have extended their commitment to the Borrower to make Revolving Loans in an aggregate principal amount not to exceed $25,000,000; and

WHEREAS, Holdings and Machines have each unconditionally and jointly and severally guaranteed payment and performance of the Guaranteed Obligations (as that term is defined in the Holdings Guaranty and the Machines Guaranty) pursuant to a certain Continuing Guaranty Agreement by Holdings in favor of Agent for the benefit of the Lenders, dated August 26, 2008 (the “Holdings Guaranty”), and a certain Continuing Guaranty Agreement by Machines in favor of Agent for the benefit of the Lenders, dated August 26, 2008 (the “Machines Guaranty”); and

WHEREAS, simultaneous with the execution of this Agreement, Borrower has acquired all of the stock of CASHNet (the “Acquisition”) pursuant to the terms and conditions of that certain Stock Purchase Agreement (the “Purchase Agreement”) among Borrower, Daniel Peterson (“Peterson”) and CSWL, Incorporated (“CSWL”); and

WHEREAS, pursuant to Sections 7.02(f) and 10.01 of the Credit Agreement, Required Lenders have approved the Acquisition on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 6.13 of the Credit Agreement certain actions are required to be taken in connection with the Acquisition; and

WHEREAS, the Required Lenders have agreed to the foregoing request, subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises set forth herein (which are incorporated herein as though fully set forth below, by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

§1. Definitions. Capitalized terms used herein without definition that are defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

§2. Representations and Warranties; Acknowledgment. The Obligors hereby represent and warrant to the Agent and the Lenders as follows:

(a) Each of the Obligors has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder. This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Obligors party thereto and do not contravene any law, rule or regulation applicable to any Obligor or any of the terms of any other indenture, agreement or undertaking to which any Obligor is a party. The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Obligors is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against each such Obligor in accordance with their respective terms, except as enforceability thereof may be limited by applicable bankruptcy laws and general principles of equity, whether considered at law or in equity.

(b) All the representations and warranties made by the Obligors in the Loan Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

(c) After giving effect to the amendments set forth herein, no Default or Event of Default has occurred and is continuing on the date hereof.

§3. Consent. Pursuant to Sections 7.02(f) and 10.01 of the Credit Agreement, the Required Lenders hereby consent to the consummation of the Acquisition as set forth in the Purchase Agreement, pursuant to the terms and conditions set forth in this Agreement, and the Acquisition shall be deemed an Approved Acquisition.

§4. Amendment to Section 1.01 of the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“Amendment Arrangement Fee Letter” means that certain letter agreement between Agent and Borrower, dated as of November 19, 2009, with respect to a certain amendment arrangement fee payable from Borrower to Agent, in its capacity as agent.

“Amendment Consent Fee Letter” means that certain letter agreement between Agent and Borrower, dated as of November 19, 2009, with respect to a certain amendment consent fee payable from Borrower to Agent, on behalf of the Lenders.

“Cash” means currency of the United States of America, negotiable checks and balances in bank accounts.

“Cash Equivalent” means a short-term security that is liquid enough to be considered equivalent to cash, and which for the purposes of this Agreement specifically excludes cash placed in escrow by Borrower, which cash, by virtue of the escrow, is pledged for a specific purpose and is not readily available to the Borrower.

“CASHNet” means Informed Decisions Corporation, a California corporation and a wholly-owned subsidiary of Borrower.

“Current Maturities of Long-Term Debt” means, as of the date of determination, the sum of (a) all principal due within a one year period in respect of all Funded Debt and (b) the required Post-Closing Payments.

“Debt Service Coverage Ratio” means, as of the date of determination, the ratio of EBITDA to the sum of Current Maturities of Long-Term Debt, plus interest expense.

“First Amendment Fee Letter” means that certain letter agreement between Agent and Borrower, dated as of July 15, 2009, with respect to a certain amendment fee payable from Borrower to Agent.

“Post-Closing Payments” means the purchase price payments in the aggregate amount of $10,000,000.00 due pursuant to Section 1.02(ii) of the Stock Purchase Agreement.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of November 19, 2009, by and among Borrower, Daniel Peterson and CSWL Incorporated, a California corporation, pursuant to which Borrower has acquired the business and substantially all the assets of CASHNet.

“Subordination Agreement” means that certain Subordination Agreement dated as of November 19, 2009 among Borrower, Holdings, Higher One Machines, Inc., a Delaware corporation, Agent, for itself and on behalf of the Lenders, Daniel Peterson and CSWL Incorporated.

(b) The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by adding the following new subsection (i):

(i) the Post-Closing Payments.

(c) The definition of “Liquidity” in Section 1.01 of the Credit Agreement is hereby amended such that references therein to “cash” and “cash equivalents” shall now refer to new defined terms “Cash” and “Cash Equivalents”.

(d) Section 1.01 of the Credit Agreement is hereby amended by deleting the definitions of “Agreement”, “Guaranty” and “Loan Documents” in their entirety and substituting the following in their place:

“Agreement” means this Agreement, as it may be amended, restated or amended and restated from time to time.

“Guaranty” means that certain (a) Continuing Guaranty, dated the Closing Date, by Holdings in favor of Agent for the benefit of the Lenders, (b) Continuing Guaranty, dated the Closing Date, by Higher One Machines, Inc. in favor of Agent for the benefit of the Lenders, and (c) Continuing Guaranty, dated as of November 19, 2009, by CASHNet in favor of Agent for the benefit of the Lenders, all in form and substance satisfactory to Agent.

“Loan Documents” means this Agreement, each Note, each Issuer Document, the Agent Fee Letter, the First Amendment Fee Letter, the Amendment Arrangement Fee Letter, the Amendment Consent Fee Letter, the Subordination Agreement, each Collateral Document, and the Guaranty.

§5. Amendment to Article VI of the Credit Agreement. Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.16 thereto:

6.16 Notice of Post-Closing Payments. Deliver to Agent, for itself and on behalf of the Lenders, simultaneous evidence of Borrower making the Post-Closing Payments required pursuant to Section 1.02(ii) of the Stock Purchase Agreement.

§6. Amendment to Subsection (a) to Section 6.12 of the Credit Agreement. Subsection (a) to Section 6.12 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a) Minimum Liquidity. Maintain on a consolidated basis Liquidity of at least the amounts indicated for each period specified below:

Period	Amounts
From the Closing Date through October 30, 2008	$2,000,000
From October 31, 2008 through September 30, 2009	$5,000,000
From October 1, 2009 through December 31, 2009	$2,500,000
From January 1, 2010 through the Maturity Date	$5,000,000

§7. Amendment to Section 6.12 of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by adding the following new subsection (d) thereto:

(d) Debt Service Coverage Ratio. Maintain, on a consolidated basis, a Debt Service Coverage Ratio of not less than 1.25 to 1.00. This ratio will be calculated at each March 31, June 30, September 30 and December 31, using the results of the twelve-month period ending with that reporting period.

§8. Amendment to Section 7.03 of the Credit Agreement. Section 7.03 of the Credit Agreement is hereby amended by adding the following new subsection (f) thereto:

(f) Indebtedness of Borrower and each Guarantor pursuant to the Stock Purchase Agreement.

§9. Amendment to Section 8.01 of the Credit Agreement. Section 8.01 of the Credit Agreement is hereby amended by adding the following new subsection (m) thereto:

(m) The occurrence of any event or circumstance set forth in Section 4.08 of the Stock Purchase Agreement.

§10. Amendment to Exhibit C to the Credit Agreement. The Credit Agreement is hereby amended by deleting existing Exhibit C thereto in its entirety and replacing it with a new Exhibit C (Form of Compliance Certificate), which Exhibit C shall be in the form of Schedule A attached hereto.

§11. Ratification of Credit Agreement and Loan Documents. (a) Except as expressly amended hereby, the Credit Agreement and all other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Agreement and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Agreement.

(b) The Obligors have previously reviewed, consented to and executed various agreements, documents and instruments in connection with the Credit Agreement, including, without limitation, those agreements, documents and instruments listed and described on Schedule B hereto (collectively, the “Existing Collateral Documents”). One of the conditions precedent to the Agent and the Lenders entering into this Agreement is that the Obligors execute and deliver this Agreement to acknowledge and agree that the Existing Collateral Documents, and the Liens granted and issued thereunder, secure the Obligations and all other obligations, liabilities and indebtedness of the Borrower under the Credit Agreement and the other Loan Documents. The Obligors, as borrower, guarantor, debtor, grantor, mortgagor, pledgor, guarantor or assignor, or in any other similar capacities in which the Obligors grant Liens or security interests in the Collateral or otherwise acts as an accommodation party or guarantor, as the case may be, in any case under the Existing Collateral Documents, hereby (i) ratify and reaffirm all of its payment, performance and observance obligations and liabilities, whether contingent or otherwise, under each such Existing Collateral Document to which it is a party, and

(ii) to the extent the Obligors grant Liens on or security interests in any of the Collateral pursuant to any such Existing Collateral Document as security for the Obligations and the obligations, liabilities and indebtedness of the Obligors under or with respect to the Existing Collateral Documents or any other Loan Documents, ratify and reaffirm such grant of security and confirm and agree that such Liens and security interests hereafter continue to secure all of the Obligations and the other obligations, indebtedness and liabilities of the Obligors under the Existing Collateral Documents, and all additional obligations, indebtedness and liabilities resulting from the Credit Agreement.

§12. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the prior satisfaction of the following conditions precedent (the date of such satisfaction herein referred to as the “Amendment Effective Date”):

(a) Representations and Warranties. The representations and warranties of the Obligors contained herein shall be true and correct in all material respects.

(b) No Event of Default. After giving effect to the amendments set forth herein, there shall exist no Default or Event of Default.

(c) Corporate Action. The Agent shall have received evidence satisfactory to the Agent that all requisite corporate action necessary for the valid execution, delivery and performance by the Obligors of this Agreement and all other instruments and documents delivered by the Obligors, or any one of them, in connection herewith has been taken.

(d) Absence of Legal Proceedings. There shall be no action, suit, investigation or proceeding pending or, to the knowledge of Obligors, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(e) Compliance. All Loans made by the Lenders to the Borrower or any of its Affiliates shall be in full compliance with the Federal Reserve’s margin regulations.

(f) Fees. All reasonable accrued fees and expenses of the Agent and the Lenders (including the reasonable fees and expenses of counsel for the Agent) shall have been paid.

(g) Consents, Approval and Commitments. The Agent shall have received (A) the consent of the Required Lenders with respect to the terms and conditions set forth in this Agreement and (B) all third party consents and approvals necessary or, in the reasonable opinion of the Agent, desirable in connection with this Agreement.

(h) Delivery of Guaranty. Simultaneous with the close of the Acquisition, CASHNet shall have executed and delivered to Agent a certain Continuing Guaranty Agreement in favor of the Agent on behalf of the Lenders, in form and substance reasonably acceptable to the Agent.

(i) Delivery of Security Agreement. Simultaneous with the close of the Acquisition, CASHNet shall have executed and delivered to Agent a certain Security Agreement in favor of the Agent on behalf of the Lenders, in form and substance reasonably acceptable to the Agent.

(j) Delivery of Subordination Agreement. Simultaneous with the close of the Acquisition, the Agent, on behalf of the Lenders, shall have received an executed counterpart of a certain Subordination Agreement from each of Borrower, Holdings, Machines Peterson and CSWL, in form and substance reasonably acceptable to the Agent.

(k) Delivery of Stock Pledge Agreement. Simultaneous with the close of the Acquisition, Borrower shall have executed and delivered to Agent a certain Stock Pledge Agreement in favor of the Agent, on behalf of the Lenders, with respect to one hundred percent (100%) of the outstanding stock in CASHNet, in form and substance reasonably acceptable to the Agent.

(l) Delivery of Negative Pledge Agreement. Simultaneous with the close of the Acquisition, CASHNet shall have executed and delivered to Agent a certain Negative Pledge Agreement in favor of the Agent, on behalf of the Lenders, with respect to intellectual property owned by CASHNet, in form and substance reasonably acceptable to the Agent.

(m) Delivery of this Agreement. The Obligors, the Agent and the Lenders shall have executed and delivered this Agreement.

(n) Delivery of Stock Certificates. Simultaneous with the close of the Acquisition, Agent shall have received from Borrower, stock certificates representing one hundred percent (100%) of the issued and outstanding capital stock of CASHNet for the pledged stock of CASHNet, accompanied by stock powers executed in blank by Borrower.

(o) Other Certifications. The Agent shall have received such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(p) Legal Opinion. Agent shall have received an opinion of counsel to Obligors reasonably acceptable to Agent addressed to Agent and each Lender, as to the matters set forth herein, in form and substance satisfactory to Agent.

(q) Insurance. Agent shall have received evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect.

(r) Consummation of Acquisition. Borrower shall have consummated the Acquisition pursuant to the terms and conditions set forth in the Purchase Agreement.

(s) Other. Agent shall have received such other assurances, certificates, documents, consents or opinions as Agent or the Required Lenders reasonably may require.

§13. Landlord’s Subordination. The Agent shall have received from Borrower, within 30 days from the date hereof, landlord’s subordination and access agreements executed by CASHNet for each of the leased real property locations of CASHNet, in form and substance reasonably satisfactory to Agent.

§14. Expenses, Etc. Without limitation of the amounts payable by the Obligors under the Credit Agreement and other Loan Documents, the Borrower shall pay to the Agent and its counsel upon demand an amount equal to any and all actual and reasonable out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Agent in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

§15. No Waiver by the Lenders. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way any of the Obligors’ obligations or the Lenders’ rights and remedies arising under the Credit Agreement or the other Loan Documents, and the Lenders shall not be deemed to have waived any of its remedies with respect to any Event of Default.

§16. Governing Law. This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws applicable to conflicts or choice of law).

§17. Effective Date. This Agreement shall become effective among the parties hereto as of the Amendment Effective Date. Until the Amendment Effective Date, the terms of the Credit Agreement prior to its amendment hereby shall remain in full force and effect.

§18. Entire Agreement; Counterparts. This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments and waivers set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment or waiver of the provisions of the Credit Agreement or any Loan Document, except for any such agreement that has been set forth in writing and executed by the Obligors and the Lenders. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile or other electronic version of an executed counterpart shall have the same effect as the original executed counterpart.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

WITNESS:	HIGHER ONE, INC.

	By:	/s/ Mark Volchek
	Name:	Mark Volchek
	Title:	CFO

HIGHER ONE HOLDINGS, INC.

	By	/s/ Mark Volchek
	Name:	Mark Volchek
	Title:	CFO

HIGHER ONE MACHINES, INC.

	By:	/s/ Mark Volchek
	Name:	Mark Volchek
	Title:	Secretary and Treasurer

INFORMED DECISIONS CORPORATION, a
California corporation (d/b/a CASHNet)

	By:	/s/ Dean Hatton
	Name:	Dean Hatton
	Title:	President

[Signature page continues on next page.]

Signature Page to Master Reaffirmation and Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Dora A. Brown
Name:	Dora A. Brown
Title:	Vice President

Signature Page to Master Reaffirmation and Amendment No. 2 to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ James M. Clark
Name:	James M. Clark
Title:	Senior Vice President

Signature Page to Master Reaffirmation and Amendment No. 2 to Credit Agreement

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michele L. Lynch
Name:	Michele L. Lynch
Title:	Vice President

Signature Page to Master Reaffirmation and Amendment No. 2 to Credit Agreement

Schedule A

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 26, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among HIGHER ONE, INC., a Delaware corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                                            of Borrower and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for year-end financial statements]

1. Borrower has delivered, or has caused Higher One Holdings, Inc., a Delaware corporation (“Holdings”) to deliver, the year-end audited, consolidated financial statements required by Section 6.01(b) of the Agreement for the calendar month of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for calendar month-end financial statements]

1. Borrower has delivered, or has caused Higher One Holdings to deliver, the unaudited consolidated financial statements required by Section 6.01(b) of the Agreement for the calendar month of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.

3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and

Signature Page to Master Reaffirmation and Amendment No. 2 to Credit Agreement

[select one:]

[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of Borrower contained in Article V of the Agreement, and/or any representations and warranties of Borrower or any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 2 and 3 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                          ,                     .

HIGHER ONE, INC.

By:
Name:
Title:

For the Month/Year ended             (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I.	Section 6.12(a) – Minimum Liquidity.

	A.		Cash; Cash Equivalents:	$

	B.		Marketable Securities:	$

	C.		Available Commitments less Total Outstandings:	$

	D.		Total Liquidity (sum of Line A. through Line C.)	$

	E.		Minimum Required Liquidity:	$

	F.		Covenant Compliance: (Line D. equal to or greater than Line E.)	Choose One: Yes or No

II.	Section 6.12(b) – Funded Debt to EBITDA Ratio.

	A.	Funded Debt

		1.	all outstanding liabilities for borrowed money

plus other interest-bearing liabilities, including

			current and long-term liabilities:	$

		2.	less the non-current portion of Subordinated Liabilities:	($ )

		3.	Total Funded Debt:	$

	B.	EBITDA

		1.	net income:	$

		2.	less income or plus loss from discontinued

operations and extraordinary items less

			interest income:	$

		3.	plus income taxes:	$

		4.	plus interest expense:	$

		5.	plus non-cash equity compensation-related expenses and non-cash expenses related to the issuance or repurchase of the Jones Shares	$

		6.	plus depreciation, depletion and amortization:		$

		7.	Total EBITDA:		$

	C	Ratio (Line VIII.A.3 ÷ Line VIII.B.7):			to 1.0

	Maximum Allowed:				to 1.0

III.	Section 6.12(c) — Interest Coverage Ratio.

	A.	EBIT

		1.	net income:		$

		2.	less income or plus loss from discontinued

operations and extraordinary items, less

			interest income:		$

		3.	plus income taxes:		$

		4.	plus interest expense:		$

		5.	plus non-cash equity compensation-related expenses and non-cash expenses related to the issuance or repurchase of the Jones Shares		$

		6.	Total EBIT:		$

	B.	Interest expense:			$

	C.	Ratio (Line III.A.6 ÷ Line III.B):			to 1.0

	Minimum Required:				to 1.0

IV.	Section 6.12(d) — Debt Service Coverage Ratio.

	A.	EBITDA (see above)			$

	B.	Fixed Charges:

		1.	Current Maturities of Long Term Debt:

			a.	principal due within a one year period in respect of all Funded Debt:	$

			b.	plus capital lease obligations:	$

		c.	plus Post-Closing Payments:	$

	2.	plus interest expense:		$

	3.	Total Fixed Charge:		$

C.	Ratio (Line IV.A ÷ Line IV.B.3):			to 1.0

Minimum Required:				to 1.0

Schedule B

Existing Collateral Documents

All capitalized terms used but not elsewhere defined in this Schedule B shall have the respective meanings ascribed to such terms in the foregoing Agreement. Each of the following agreements, documents and instruments shall be deemed to include any and all amendments, modifications, supplements and restatements thereof.

1.	Security Agreement from the Borrower in favor of Agent, on behalf of the Lenders, dated August 26, 2008

2.	Security Agreement from Holdings in favor of Agent, on behalf of the Lenders, dated August 26, 2008

3.	Security Agreement from Machines in favor of Agent, on behalf of the Lenders, dated August 26, 2008

4.	Negative Pledge Agreement by Borrower, Holdings and Machines in favor of Agent, dated as of August 26, 2008.

5.	Continuing Guaranty by Holdings in favor of Agent, dated as of August 26, 2008.

6.	Continuing Guaranty by Machines in favor of Agent, dated as of August 26, 2008.

7.	Stock Pledge Agreement by Borrower in favor of Agent, dated as of August 26, 2008.

8.	Stock Pledge Agreement by Holdings in favor of Agent, dated as of August 26, 2008.

9.	UCC Financing Statement, Delaware filing no. 20082903910 dated August 26, 2008, naming the Borrower as debtor and Agent as secured party.

10.	UCC Financing Statement, Delaware filing no. 20082903597 dated August 26, 2008, naming the Borrower as debtor and Agent as secured party (Notice Filing with respect to Negative Pledge Agreement).

11.	UCC Financing Statement, Delaware filing no. 20082905444 dated August 26, 2008, naming Machines as debtor and Agent as secured party.

12.	UCC Financing Statement, Delaware filing no. 20082905246 dated August 26, 2008, naming Machines as debtor and Agent as secured party (Notice Filing with respect to Negative Pledge Agreement).

13.	UCC Financing Statement, Delaware filing no. 20082904884 dated August 26, 2008, naming Holdings as debtor and Agent as secured party.

Signature Page to Master Reaffirmation and Amendment No. 2 to Credit Agreement

14.	UCC Financing Statement, Delaware filing no. 20082905089 dated August 26, 2008, naming Holdings as debtor and Agent as secured party (Notice Filing with respect to Negative Pledge Agreement).